Exhibit 99.1

Cerberus Sentinel Reaches M&A Milestone

True Digital Security acquisition close highlights U.S. cybersecurity services firm’s planned expansion by M&A

SCOTTSDALE, Ariz., Jan. 20, 2022 (GLOBE NEWSWIRE) — Cerberus Cyber Sentinel Corporation (Nasdaq: CISO), a Managed Compliance and Cybersecurity Provider (MCCP) based in Scottsdale, Arizona, announced that with the completion of the latest acquisition of True Digital Security into the company’s family of cybersecurity businesses. , its revenue for the trailing 12 months ended Sept. 30, 2021, on a proforma basis to reflect all acquired businesses, increased to approximately $45.5 million.

The previously announced transaction of True Digital Security, a network security company with offices in New York, Florida, and Oklahoma, was subject to the successful listing of Cerberus Sentinel’s common stock on the Nasdaq Capital Market, which occurred Friday, Jan. 14, followed by the closing of a $10,300,00 offering of the Cerberus Sentinel’s common stock underwritten by Boustead Securities, LLC, which included partial exercise of Boustead’s over-allotment option. Under the terms of the agreement to acquire True Digital, True Digital is now a wholly owned subsidiary of Cerberus Sentinel.

Unlike many cybersecurity organizations, Cerberus Sentinel’s business model centers on acquiring highly skilled, strongly led cybersecurity companies with which it can partner to provide best-in-class services to customers and make employees shareholders in the company. With its holistic approach to help enterprises secure their operations, through its MCCP+ (managed compliance and cybersecurity provider + culture) solution, Cerberus Sentinel creates a culture of security from end-to-end utilizing and responding to the needs of each customer.

“From the beginning, our model has been to find highly talented, entrepreneurial cybersecurity organizations with a passion for what we do to help our customers,” said David Jemmett, CEO and founder of Cerberus Sentinel. We will continue to find companies that align with our strategy and culture.

“The cybersecurity skills gap only continues to grow exponentially. The number of unfilled cybersecurity jobs grew by 350 percent, from one million positions in 2013 to 3.5 million in 2021, according to Cybersecurity Jobs Report: 3.5 Million Openings In 2025 (cybersecurityventures.com). Finding talented cybersecurity professionals, who also are business leaders, is increasingly challenging. By identifying companies that want to grow with us, maintain their teams, and realize benefits in being part of a public company, we believe this is the way the industry must grow to protect our customers.”

True Digital will continue to be based in New York, Florida, and Oklahoma.

For more information about Cerberus Sentinel, see this prospectus.

About Cerberus Sentinel

Cerberus Sentinel is a leading Managed Compliance and Cybersecurity Provider (MCCP), providing its exclusive MCCP+ managed compliance and cybersecurity services plus culture program. The company is rapidly expanding by acquiring world-class cybersecurity, secured managed services, and compliance companies with top-tier talent that utilize the latest technology to create innovative solutions to protect the most demanding businesses and government organizations against continuing and emerging security threats and compliance obligations.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Cerberus Sentinel’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in Cerberus Sentinel’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect Cerberus Sentinel’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this news release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Cerberus Sentinel’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact:

Charles J. Zigmund, Vice President

Cerberus Sentinel

617-838-4183

charles.zigmund@cerberussentinel.com

Cathy Morley Foster

Eskenzi PR

925-708-7893

cathy@eskenzipr.com

Matt Glover or Alex Kovtun

Gateway Investor Relations

949-574-3860

CISO@gatewayir.com